THE ADVISORS' INNER CIRCLE FUND II
                          KOPERNIK GLOBAL ALL-CAP FUND

                                   SCHEDULE H
                             DATED OCTOBER 4, 2013
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                              CLASS OF SHARES           FEES
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Kopernik Global All-Cap Fund           Class A Shares            0.25%
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